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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of InfoSpace, Inc. on Form S-8 of our report dated March 17, 2000 relating to the consolidated financial statements of InfoSpace, Inc. appearing in the Current Report on Form 8-K of InfoSpace, Inc. dated July 25, 2000.


DELOITTE & TOUCHE LLP

Seattle, Washington
July 25, 2000